Exhibit 10.36
STOCK PURCHASE AGREEMENT
BY AND BETWEEN
ONSET HOLDINGS INC.
(“Seller”)
AND
IRWIN INTERNATIONAL CORPORATION
(“Buyer”)
December 23, 2005
Relating to the Purchase and Sale of the Capital Stock
of
Irwin Commercial Finance Canada Corporation

-i-

STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 23, 2005, is by and between Onset Holdings Inc. (the “Seller”), and Irwin International Corporation (the “Buyer”). The Seller and the Buyer are sometimes referred to herein collectively as the “Parties” and each individually as a “Party.”
W I T N E S S E T H:
     WHEREAS, the Seller owns twenty-three (23) common shares, without par value (“Common Stock”), of Irwin Commercial Finance Canada Corporation (the “Company”);
     WHEREAS, the Buyer is the parent company of the Company; and
     WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the shares of Common Stock owned by the Company (the “Shares”) on the terms and subject to the conditions specified herein.
     NOW, THEREFORE, in consideration of the agreements contained herein the Parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE 1
PURCHASE AND SALE OF THE SHARES
SECTION 1.1. Purchase and Sale of the Shares. In reliance upon the representations and warranties contained herein and subject to the conditions specified herein, the Seller hereby agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from the Seller, the Shares for a purchase price of $99,158.31 per share equaling an aggregate purchase price of $2,280,641.13 (the “Purchase Price”) at the Closing (as defined below).
SECTION 1.2. Closing. Subject to satisfaction or waiver of the conditions set forth herein, the closing shall take place at the offices of Irwin Financial Corporation, 500 Washington Street, Columbus, Indiana, on December 23, 2005, or at such other location, date and time as may be agreed upon between the Seller and the Buyer (such closing being referred to herein as the “Closing” and such date and time referred to as the “Closing Date”). At the Closing, the Seller shall deliver to the Buyer one or more stock certificates representing the Shares (the “Stock Certificates”), together with one or more stock powers duly completed for transfer to the Buyer, and in form satisfactory to the Buyer (the “Stock Powers”), against payment of the Purchase Price as provided for in Section 1.3 hereof.

SECTION 1.3. Payment of Purchase Price. As full and complete payment for the Shares, and against delivery of the Stock Certificates and Stock Powers, the Buyer shall deliver to the Seller the Purchase Price on Closing Date by wire transfer to a bank account specified in advance by the Seller.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE SELLER
     The Seller hereby represents and warrants to the Buyer as follows:
SECTION 2.1. Title.
     (a) The Seller has valid and unencumbered title to the Shares, free and clear of all liens, charges, restrictions, claims and encumbrances of any nature, other than restrictions on resale imposed under the Securities Act of 1933, as amended (the “Securities Act”), and restrictions on transfer pursuant to the Shareholders Agreement of the Company, dated November 1, 2002 (the “Shareholders Agreement”).
     (b) Except for this Agreement and the Shareholders Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the sale, purchase or redemption of the Shares.
     (c) The Shares constitute validly issued, fully paid and nonassessable common shares of the Company and, upon their sale to the Buyer in accordance with the terms hereof, the Buyer shall have good and marketable title to the Shares free and clear from all liens, charges, restrictions, claims and encumbrances of any nature, other than those imposed under the Securities Act, the Shareholders Agreement or through the acts of the Buyer.
SECTION 2.2. Authorization, Execution and Delivery. The Seller has full corporate power and authority to enter into this Agreement and to perform the Seller’s obligations hereunder. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement is the legal, valid and binding agreement of the Seller enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by the Seller nor the consummation of the transactions contemplated hereby will (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default (or an event that with notice or lapse of time or both would constitute an event of default), or an event creating rights of termination or cancellation under (A) the organizational documents of the Seller or the Company, any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Seller is a party, except the Shareholders Agreement, or to which any of its properties is subject or by which it is bound, or (B) any statute, or other law or regulatory provision affecting it; or (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any federal, state or local court, government authority or regulatory body.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE BUYER
     The Buyer hereby represents and warrants to the Seller as follows:
SECTION 3.1. Authorization, Execution and Delivery. The Buyer has full corporate power and authority to enter into this Agreement and to perform the Buyer’s obligations hereunder. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement is the legal, valid and binding agreement of the Buyer enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by the Buyer nor the consummation of the transactions contemplated hereby will (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default (or an event that with notice or lapse of time or both would constitute an event of default), or an event creating rights of termination or cancellation under, (A) the organizational documents of the Buyer or the Company, any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Buyer is a party, except the Shareholders Agreement, or any of its properties is subject or by which it is bound or (B) any statute, or other law or regulatory provision affecting it; or (ii) require the approval, consent or authorization of, or the making of any declaration, filing or registration with, any third party or any federal, state or local court, government authority or regulatory body.
SECTION 3.2. Investment Intent; Sophistication. The Buyer is purchasing the Shares for purpose of investment and without a view toward distribution thereof in violation of applicable federal or state securities laws, including the Securities Act. The Buyer considers itself a sophisticated investor for purposes of applicable federal and state securities laws. The Buyer acknowledges that the Shares have not been registered under the Securities Act or applicable state securities laws, and may not be transferred absent such registration or the availability of an exemption from such registration.
ARTICLE 4
CONDITIONS PRECEDENT
SECTION 4.1. Conditions Precedent to Obligations of the Buyer. The obligations of the Buyer under this Agreement to be performed at the Closing shall, at the option of the Buyer, be subject to the satisfaction, on or prior to the Closing, of the following conditions:
     (a) Representations and Warranties True and Correct. Each of the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material aspects as of the Closing Date as though made as of the Closing Date.

     (b) No Restraint or Litigation. No action, suit, investigation or proceeding by any governmental agency shall have been instituted or threatened and no order by a court of competent jurisdiction shall have been issued that would restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.
SECTION 4.2. Conditions Precedent to Obligations of the Seller. The obligations of the Seller under this Agreement to be performed at the Closing shall, at the option of the Seller be subject to the satisfaction, on or prior to the Closing, of the following conditions:
     (a) Representations and Warranties True and Correct. Each of the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date.
     (b) No Restraint or Litigation. No action, suit, investigation or proceeding by any governmental agency shall have been instituted or threatened and no order by a court of competent jurisdiction shall have been issued that would restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.
ARTICLE 5
MISCELLANEOUS
SECTION 5.1. Further Assurances. On and after the Closing Date each Party shall take such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other party hereto from time to time to effectuate or confirm the transfer of the Shares to the Buyer in accordance with the terms of this Agreement.
SECTION 5.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses:
          If to the Seller:
Onset Holdings Inc.
Suite 300, Park Place
666 Burrard Street
Vancouver, British Columbia V6C 2X8
Canada
Attn: Joe LaLeggia
          If to the Buyer:
Irwin International Corporation
500 Washington Street
Columbus, Indiana 47201
Attn: Thomas D. Washburn, Chairman

Any Party hereto may specify a different address for such purpose by notice to the other Party in accordance with this Section 5.2.
SECTION 5.3. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing:
     (a) by the mutual consent of the Seller and the Buyer; or
     (b) by the Buyer or the Seller if either such Party shall have reasonably determined that the transactions contemplated by this Agreement have become impracticable by reason of the institution of any litigation, proceeding or investigation to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or which questions the validity or legality of the transactions contemplated by this Agreement.
In the event that this Agreement shall be terminated pursuant to this Section 5.3, all further obligations of the Parties under this Agreement (other than those set forth in Section 5.4) shall terminate without further liability of either Party to the other, provided that nothing herein shall relieve either Party from liability for its breach of any of its covenants contained in this Agreement or for the inaccuracy of any of its representations or warranties under this Agreement.
SECTION 5.4. Expenses. Buyer will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to performance and compliance with all agreements and conditions contained herein to be performed or complied with, including the fees, expenses and disbursements of counsel and accountants.
SECTION 5.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without regard to principles of conflicts of laws thereof.
SECTION 5.6. Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.
SECTION 5.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors or assigns.
SECTION 5.8. Execution in Counterparts. This Agreement may be executed in one or more counterparts each of which shall be considered an original counterpart,

and shall become a binding agreement when each of the Parties shall have each executed one counterpart. This Agreement shall also be deemed duly executed, delivered and in full force and effect if (a) each of the Parties hereto has properly executed a signature page to this Agreement on which such Party’s signature is called for, and (b) each Party has transmitted such executed signature page by facsimile transmission or courier service to the other Parties to this Agreement. Each Party to this Agreement undertakes to any other Party that, in the event such Party executes this Agreement by means of executing and transmitting by facsimile transmission a signature page, such Party shall forthwith after such execution send by courier service to any other Party to this Agreement a copy of the signature page hand-signed by such Party, provided, however, that any failure to dispatch such signature page by courier as aforesaid shall not affect the validity and enforceability of this Agreement, and it shall be deemed to be in full force and effect.
SECTION 5.9. Titles and Headings.
     Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of to affect the meaning or interpretation of this Agreement.
SECTION 5.10. Entire Agreement; Amendments and Waivers.
     This Agreement contains the entire understanding of the Parties hereto with regard to the subject matter contained herein and supersedes all prior negotiations, understandings and agreements with regard thereto. The Parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of either Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereto or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.
[Remainder Of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Agreement is executed by the Parties as of the date first written above.

ONSET HOLDINGS INC.
By:	/s/ Joseph LaLeggia
Joseph LaLeggia, President

IRWIN INTERNATIONAL CORPORATION
By:	/s/ Gregory F. Ehlinger
Gregory F. Ehlinger, Senior Vice President
and Chief Financial Officer